2ND QUARTER REPORT 2003

BANCSHARES OF FLORIDA, INC.

Florida’s Bank

BANCSHARES OF FLORIDA, INC. Florida’s Bank

Dear Shareholders, Customers and Employees:

FINANCIAL PERFORMANCE

I am pleased to report that in the first full quarter following our initial public offering in early February, the financial performance of Bancshares of Florida, Inc., has progressed significantly.
Compared to the first quarter of this year, we decreased our net dollar loss by 31% to $769,000 and lowered the loss per share by
42% to $0.25. Second quarter top-line revenues climbed 24%, a sharp increase over first quarter growth of 6%. Loans were up 20%
versus 16% in the first quarter. And asset quality continued to be very strong, with an already low level of nonperforming loans decreasing to 0.14% of loans outstanding.

We are particularly encouraged by the substantial progress at our
Florida Trust Company subsidiary. Assets under advisement grew to $94 million at quarter end, up 27% over the March 31, 2003 level, mirroring strong new business development efforts as well as an improved equities market. Our wealth management expertise has become an attractive and important component of our strategy to build a comprehensive relationship with the businesses,
professionals and entrepreneurs that comprise our target market.

As projected, Bank of Florida, N.A. in Naples reached profitability in the month of June, a milestone event reflecting the successful recouping of expenses related to our new headquarters building.
We also continue to perform well ahead of plan at Bank of
Florida—Fort Lauderdale, which ended the second quarter with
$47 million in total assets, $41 million in total deposits and $32 million in total loans, far eclipsing our initial projections. Equally encouraging is that the bank’s operating loss improved to $459,000 in the quarter. Together, our bank subsidiaries contributed to top-
line revenue growth of 62%. We also experienced exceptional loan growth, up 85% over the last 12 months. We compensated for this growth with an appropriate and prudent increase in our loan loss reserve.

FRANCHISE DEVELOPMENT

Our financial performance over the past quarter reflects excellent progress to date, with total assets reaching $175 million, an 83%
increase since June 30, 2002. Equally important for a young, growing company such as ours, we are following through on our previously stated long-range brand development strategy. It is intended to capitalize on the power of the Bank of Florida name, leverage the strength and insight of local board members, attract top-notch customer service personnel and take advantage of
opportunities to enter markets that meet our business model.

A prime example of this strategy is our commitment to open our next Bank of Florida subsidiary in Boca Raton. This new location, tentatively scheduled to begin serving customers in the first quarter of 2004, will allow us to provide members of one of South
Florida’s most affluent communities with our distinctive brand of banking.

In advance of this opening, we have also solidified our
management structure, putting talented, proven professionals at the head of each of our subsidiaries. Martin Mahan, whom most of you will know as the chief operating officer for Bancshares of
Florida, has been named president of Bank of Florida—Fort
Lauderdale. Julie Husler, who had been serving as president of private banking at Bank of Florida—Naples, has been named
president of Florida Trust Company. And John James continues in his role as president of Bank of Florida—Naples. These
appointments ensure that someone who intimately understands the needs of the local community will continue to drive each
subsidiary. At the same time, it gives me and the members of our
Board of Directors the opportunity to remain focused on charting
Bancshares of Florida’s strategic growth.

INVESTOR RELATIONS

Since coming out as the first IPO of 2003, Bancshares of Florida’s
(NASDAQ SmallCap: BOFL) stock price has been relatively
steady. However, we have recently begun placing greater emphasis on investor relations activities designed to more effectively communicate our unique business strategy and the proven strength of our management, coupled with our financial achievements to date. We expect that, as potential investors are able to assess our company relative to growth companies in a similar stage of
development, BOFL will gain greater recognition. In the
meantime, our overriding objective is to effectively execute a business model that delivers outstanding service, including an unsurpassed product selection supported by state-of-the art
technology, to our target markets across South Florida.

The support you have shown as a shareholder is of incalculable value. We are honored that you have chosen to invest in
Bancshares of Florida, and we are dedicated to continuing to provide you with the performance you deserve.

Sincerely,

Michael L. Mcmullan

President & Chief Executive Officer

Bancshares of Florida, Inc

BOARDS OF DIRECTORS

Donald Barber

Bancshares of Florida, Inc.;

Bank of Florida, Naples

Caroline Beasley

Bank of Florida, Naples

Thomas L. Cook, M.D.

Bank of Florida, Naples

Joe B. Cox

Bancshares of Florida, Inc.;

Bank of Florida, Naples;

Florida Trust Company

Earl Frye

Bancshares of Florida, Inc.;

Bank of Florida, Naples

Jorge Garcia

Bank of Florida, Ft. Lauderdale

Linda L. Gill

Bank of Florida, Ft. Lauderdale

James J. Guerra, M.D.

Bank of Florida, Naples

Stanley Hole

Bancshares of Florida, Inc.;

Bank of Florida, Naples

H. Wayne Huizenga, Jr.

Bank of Florida, Ft. Lauderdale

John James

Bancshares of Florida, Inc.;

Bank of Florida, Naples;

Bank of Florida, Ft. Lauderdale;

Florida Trust Company

LaVonne Johnson

Bancshares of Florida, Inc.;

Bank of Florida, Naples

Keith Koenig

Bank of Florida, Ft. Lauderdale

Martin P. Mahan

Bank of Florida, Ft. Lauderdale

Luc C. Mazzini, DDS

Bancshares of Florida, Inc.;

Bank of Florida, Naples

Michael L. McMullan

Bancshares of Florida, Inc.;

Bank of Florida, Ft. Lauderdale;

Bank of Florida, Naples;

Florida Trust Company

Thomas J. Miller

Bank of Florida, Ft. Lauderdale

Harry K. Moon, M.D.

Bancshares of Florida, Inc.;

Bank of Florida, Ft. Lauderdale;

Florida Trust Company

Edward A. Morton

Bank of Florida, Naples

Michael Putziger

Bancshares of Florida, Inc.;

Bank of Florida, Naples

Steve Shelton

Bank of Florida, Fort Lauderdale

Terry W. Stiles

Bank of Florida, Ft. Lauderdale.

Richard Rochon

Bancshares of Florida, Inc.

Ramon A. Rodriguez, CPA

Bancshares of Florida, Inc.;

Bank of Florida, Ft. Lauderdale

Polly Rogers

Bancshares of Florida, Inc.;

Bank of Florida, Naples

Bernard Turner

Bancshares of Florida, Inc.;

Bank of Florida, Naples

J. Lorenzo Walker

Bancshares of Florida, Inc.;

Bank of Florida, Naples

Martin Wasmer

Florida Trust Company

BANCSHARES OF FLORIDA, INC.

Florida’s Bank

1185 Immokalee Road • Naples, Florida 34110 • (239) 254-2100 Tel.

NASDAQ® BOFL

SUMMARY OF CONSOLIDATED FINANCIAL DATA (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PERSHARE DATA)

	For the Three Months Ended			For the Six Months Ended

	June 30, 2003	March 31, 2003	% Change	June 30, 2003	June 30, 2002	% Change
Net interest income	1,476	1,195	23.5%	2,671	1,623	64.6%
Provision for loan losses	209	292	-28.4%	501	241	107.9%
Noninterest income	188	149	26.2%	336	236	42.4%
Gain on sale of investments	9	0	100.0%	9	0	100.0%
Noninterest expense	2,233	2,159	3.4%	4,389	2,495	75.9%
Net income (loss)	(769)	(1,107)	-30.5%	(1,874)	(877)	113.7%
Diluted earnings per share	($0.25)	($0.43)	-42.5%	($0.67)	($0.59)	12.9%
Weighted average shares used for diluted earnings per share	3,079,199	2,549,199	20.8%	2,815,663	1,487,024	89.3%
			Change			Change
Net interest margin	3.87%	3.38%	0.49%	3.63%	3.98%	-0.35%
Efficiency ratio	133%	161%	-28%	146%	134%	12%
Net charge-offs to average loans	0.06%	0.01%	0.05%	0.04%	0.15%	-0.11%

	June 30, 2003	March 31, 2003	% Change	June 30, 2003	June 30, 2002	% Change

Total assets	$175,375	$165,830	5.8%	$175,375	$95,736	83.2%
Cash & cash equivalents	13,383	27,678	-51.6%	13,383	6,751	98.2%
Earning assets	161,479	153,544	5.2%	161,479	87,283	85.0%
Investment securities	9,533	9,665	-1.4%	9,533	576	1555.0%
Loans held for investment	147,183	122,913	19.7%	147,183	79,457	85.2%
Allowance for loan losses	1,381	1,193	15.8%	1,381	678	103.7%
Deposit accounts	153,032	142,623	7.3%	153,032	78,873	94.0%
Stockholders’ equity	$22,167	$22,976	-3.5%	$22,167	$16,782	32.1%
Total shares outstanding	3,079,199	3,079,199	0.0%	3,079,199	2,079,199	48.1%
Book value per share	$7.20	$7.46	-3.5%	$7.20	$8.07	-10.8%
Assets under advisement
Florida Trust Company	$94,400	$74,572	26.6%	$94,400	$69,348	36.1%
			Change			Change
Loan loss allowance to total loans	0.94%	0.97%	-0.03%	0.94%	0.85%	0.08%
Loan loss allowance to nonperforming loans	677%	495%	182%	677%	447%	230%
Nonperforming loans to total loans	0.14%	0.20%	-0.06%	0.14%	0.26%	-0.12%

Certain statements in this document contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.’s financial performance and could cause actual results for fiscal 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.